Golden Phoenix Concludes Funding for Ashdown Molybdenum Flotation Mill: Pours Foundation

SPARKS, NV, September 26, 2005 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) is pleased to announce that its subcontractor has completed the foundation for the 100-ton per day flotation mill designed to process molybdenum mineralization from the Ashdown mine, located in Humboldt County, Nevada. Late last week, the RH Excavation Company finished pouring concrete at the mill site, situated two miles from the mine. The concrete must achieve a 28-day cure-strength before mill assembly can proceed. Additionally, Retrievers, a locally owned excavation company, has been scheduled to dig the tailings impoundment adjacent to the mill, and retained to deliver mill feed and maintain the roadways once the mine is in production.

With the pouring of the foundation, the mill-financing program announced on May 12, 2005 has been activated. The funding is provided by the Ashdown Milling Company, LLC, comprised of five members, two of which are Kenneth S. Ripley and Robert P. Martin, CEO and Director of Corporate Development for Golden Phoenix, respectively.

David A. Caldwell, Director and member of the Company’s Audit Committee commented, “After receiving and reviewing dozens of financing proposals, the Company determined that the most cost effective and least dilutive funding solution was to recruit an investor group seeded from within. This funding allows us to process the 1000-ton bulk sample using a mill designed and built specifically to handle Ashdown’s high-grade mineralization, resulting in production procedures our operators can closely monitor and quickly optimize.”

The financing program is structured as a production payment purchase agreement. It provides a minimum purchase price of $800,000 to be paid to Golden Phoenix in accordance with a timetable linked to construction milestones for the Ashdown mill. The funds are earmarked for assembly and start-up of the mill facility and related costs, with a portion already committed to the foundation work.

For every dollar of production payment that is purchased, the Company has agreed to issue one share of common stock and one common stock purchase warrant. The parties will allocate $0.17 of each dollar invested to the purchase of the shares. Each warrant grants the purchaser the right to buy one common share struck at $0.20 for a period of three years. All shares and warrants will be issued with restrictions in accordance with Rule 144(a) of the Securities Act of 1933. In addition, the Ashdown Milling Company will receive 20% of the Company’s share of concentrate sales until the royalty received equals, but does not exceed, the production payment purchase price plus 140%. A Form 8-K has been filed with the Securities and Exchange Commission containing the terms and conditions of the funding.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in the western United States using competitive business practices balanced by principles of ethical stewardship.

Visit the Golden Phoenix Web site at http://www.Golden-Phoenix.com/

Forward-Looking Statements. Certain statements included herein may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the Company's Form 10-KSB, Form 10-QSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of this date and the Company assumes no obligation to update such forward- looking statements as a result of a number of factors.

CONTACT:
Golden Phoenix Minerals, Inc.
Robert Martin
Director of Corporate Development
775/853-4919

E & E Communications
Paul Knopick
949/707-5365
pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.